UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2009

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Indiana	0-20625	35-1898425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2009, Duke Realty Limited Partnership, an Indiana limited partnership (the “Borrower”), Duke Realty Corporation, an Indiana corporation (the “General Partner”), J.P. Morgan Securities, Inc., Wells Fargo Securities, LLC, JP Morgan Chase Bank, N.A. and the several banks, financial institutions and other entities from time to time parties thereto as lenders entered into a Sixth Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) pursuant to which the lenders agreed to provide the Borrower with an unsecured revolving credit facility (the “Credit Facility”) in the amount of $850 million. The Credit Facility matures on February 28, 2013 and contains an accordion feature whereby the Borrower may, at its option, request to increase the aggregate commitments under the Credit Facility by up to an additional $200 million, for a total of up to $1.05 billion. The Credit Facility will initially bear interest at a rate equal to 275 basis points over the applicable LIBOR rate based on the Borrower’s current credit ratings. The Borrower’s obligations under the Credit Facility are guaranteed by certain of its subsidiaries.

The Credit Agreement replaces the Fifth Amended and Restated Revolving Credit Agreement dated as of January 25, 2006 (the “Old Credit Agreement”), by and among the Borrower, the General Partner, J.P. Morgan Securities, Inc., JP Morgan Chase Bank, N.A. and the several banks, financial institutions and other entities from time to time parties thereto as lenders. The Old Credit Agreement provided for a $1 billion unsecured revolving credit facility and was scheduled to terminate on January 25, 2010.

The Borrower intends to use the proceeds of the Credit Facility for general business purposes. Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the description herein of the Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Credit Agreement filed as Exhibit 99.1 hereto.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Sixth Amended and Restated Revolving Credit Agreement, dated November 20, 2009, by and between Duke Realty Limited Partnership, Duke Realty Corporation, J.P. Morgan Securities, Inc., Wells Fargo Securities, LLC, JP Morgan Chase Bank, N.A. and the several banks, financial institutions and other entities from time to time parties thereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, its sole general partner

By:	/s/ Howard L. Feinsand
Howard L. Feinsand Executive Vice President, General Counsel and Corporate Secretary

Dated: November 25, 2009